                                                                    Exhibit 99.1

President's Report                                                 July 10, 2008

Plant Update - Total number of on-site workers = 250  Estimated Grind = 12-15-08

•    Weather:  Work on the plant continues  despite very wet periods this month.
     No outstanding delays.
•    Grain handling:  MCC building substantially  completed.  We anticipate silo completion  by early fall.  Filling of the silos for settling  will need to begin at that time. Will fill each silo 20-30% each step alternately  until
     75% full for adequate commissioning.
•    Storage tank progress: Piping and pumps being installed.
•    Process building: Structural steel progress - 95% complete. Piping is being installed.  Installation of heat exchangers and pumps and electrical  cable tray work continue. Sheeting is being installed this month.
•    North and South Rail line:  Loop  tracks 70%  complete - Rail  across  Pony
     Creek Bridge  completed.  Continue  installing  switches on the loop. Earth work continues on  modifications  for added efficiency on the rail loop. An automated rail welder is on site to increase efficiency and accuracy during rail line installation.
•    Wells:  Wet weather  conditions  caused delay in this process  during June.
     Step testing of the wells to begin in July.
•    Steam Pipeline:  Two additional  foundations will be added to span easement of 42" force main. Pipe installers are on site welding steam line.
•    Energy center: Structural steel complete.  Conveyer work began. ICM's dryer group  mobilized  on  site.  Centrifuges  and  other  equipment  are  being installed. Sheeting will begin this month.
•    Wet  cake  pads:  Conveyor  group  mobilized  and  equipment  is  on  site.
     Completion expected later this summer.
•    Cooling  Tower:  Additional  progress  in  this  area  will  commence  when connections to the process building are completed.
•    Natural  gas  pipeline:  4" piping is on-site.  Construction  to begin this month. Completion of gas system by Sept 1st.
•    Scales: Construction completed. Scales house and Probe building foundations to be done this month.
•    Administration   building:   Drywall  started;   roof  completed;   windows
     installed. Estimated occupancy in September.
•    Site paving contract issued this month. Paving to start by mid July.

Management

•    First  National  Investment  Bank  continues  to work toward  finding us an additional  institutional  investor  partner.  The  Board  approved  moving forward  on an  additional  Series A equity  offering.  Our  legal  team is initiating the process of registration.  We hope to begin the offering this fall.  We will keep you notified of any  additional  progress in this area.
     Please  note  that this  information  does not  constitute  an offer of any securities for sale.
•    Hiring of staff started this month with an ad in the NonPareil and postings on  careerbuilder.com.  We will post an  additional  ad in the Omaha  World
     Herald next week. We are asking applicants to fill out an application found on our website www.sireethanol.com.
•    Additional  working capital  progress is being made with our lending group.
     We have a proposal  pending  and should  back in the next  couple of weeks.
     Success in securing this credit  facility will  certainly  enhance our risk management program. We will provide additional information as we progress.
•    We signed a track  maintenance  agreement  with CBEC in June allowing us to complete tying into the BN rail line.

As always,  please  contact me directly at (712) 366-0392 if you have any issues or concerns regarding the project.

Mark Drake

                      SIRE Newsletter - Volume II Issue 5
This   newsletter   contains   forward-looking   statements.   We  undertake  no
responsibility to update any  forward-looking  statement.  When used, the words,
"believe,"  "expect,"  "will,"  "can,"  "estimate,"   "anticipate"  and  similar
expressions are intended to identify forward-looking statements.  Readers should not place undue  reliance on any  forward-looking  statements and recognize that the statements are not  predictions  of actual future  results,  which could and likely will differ  materially  from those  anticipated  in the  forward-looking statements  due to risks and  uncertainties,  including  those  described in our
Securities and Exchange Commission filings.